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                                                                    Exhibit 23.3

Consent of Skadden, Arps, Slate, Meagher & Flom LLP

DSW Inc.
4150 East 5th Avenue
Columbus, Ohio  43219

           RE:  DSW Inc.
                Registration Statement on Form S-1
                (File No. 333-123289)

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement of DSW Inc. on Form S-1 (File No. 333-123289), as originally filed on March 14, 2005 and as thereafter amended. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

/s/ Skadden, Arps, Slate, Meagher & Flom LLP